PROMISSORY NOTE

$815,000	October 25, 2001

        FOR VALUE RECEIVED, the undersigned, LORI H. BUSH, agrees to pay to the order of NU SKIN ENTERPRISES, INC., a Delaware corporation, at 75 West Center Street, Provo, Utah 84601, or at such other place as the holder (the “Holder”) of this Note may from time to time designate in writing, without setoff, in lawful money of the United States of America, the principal sum of EIGHT HUNDRED FIFTEEN THOUSAND DOLLARS ($815,000) together with interest on such principal sum and any other amounts due under this Note.

        1.          Interest.  Commencing on the date of this Note and continuing until all principal and interest due under this Note are paid in full, the outstanding principal balance of this Note shall bear interest at the rate of 4.5% percent per annum. Interest shall accrue daily and be calculated on the basis of a three hundred sixty (360) day year and the actual number of days elapsed in any partial calendar month.

        2.          Payment. Accrued interest shall be due and payable in quarterly installments due on the 1st day of December, March, June and September each year, commencing on December 1, 2001. Except as otherwise provided in this Note or the Deed of Trust (as defined in paragraph 5) in the case of a default in payment or other breach, the entire principal balance of this Note, together with any accrued and unpaid interest thereon and any other fees, costs or expenses payable hereunder, shall be due and payable on the earlier to occur of the following: (i) May 1, 2002, (ii) the 90th day following the closing of the sale of the undersigned’s residence located in Golden, Colorado, (iii) the 180th day following the date of the undersigned’s termination of employment with the Holder or any affiliate thereof, unless the Holder’s employment is terminated for “Cause,” in which event the entire principal balance will be due and payable 30 days following the date of termination of employment. For purposes of this Note, “Cause” shall mean the following: (a) conduct related to the undersigned’s employment for which either criminal or civil penalties may be sought, (b) the commission of an act of fraud or intentional misrepresentation, (c) embezzlement or misappropriation or conversion of assets or business opportunities, (d) any breach of the non-competition or non-solicitation provisions or any other policy of the Payee applicable to the undersigned, (e) disclosing or misusing any confidential or proprietary information. Unless the Holder shall otherwise elect, each payment made under this Note shall be applied first to costs and expenses incurred in connection with the enforcement of this Note and interest due under this Note, and any balance shall be applied to reduce the principal balance of this Note.

        3.          Late or Partial Payments.  Any payment required under this Note or under any other agreement entered into in connection with this Note that is not made when due, shall bear interest payable on demand, both before and after judgment, at the rate of fifteen percent (15.0%) per annum (the “Default Rate”). The acceptance by the Holder of any payment that is less than the entire amount then due under this Note shall be on account only and shall not constitute a waiver of the obligation of the undersigned to pay such entire amount.  The failure of the undersigned to pay the entire amount then due under this Note shall be and continue to be an event of default under this Note, notwithstanding the acceptance by the Holder of less than such entire amount on account, and the Holder shall thereafter, until such entire amount is paid (and notwithstanding acceptance by the Holder thereafter of further sums on account or otherwise), be entitled to exercise all rights and remedies provided for in this Note and under any other agreement entered into in connection with this Note. The acceptance by the Holder of any amount due under this Note after the same is due shall not constitute a waiver of the right to require prompt payment, when due, of all other amounts due under this Note or to declare that an event of default has occurred under this Note with respect to any other amount not paid when due.

        4.          Default.  If any payment required under this Note is not made when due or if a material breach under any the Deed of Trust or any other agreement entered into in connection with this Note occurs, the entire unpaid principal balance of this Note, together with all accrued but unpaid interest and any late charges due under this Note, shall, at the option of the Holder, become due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived by the undersigned and all endorsers, guarantors, sureties, accommodation parties and other persons at any time liable for all or any portion of the indebtedness evidenced by this Note, and shall thereafter earn interest, both before and after judgment, at the Default Rate. Any forbearance, failure or delay by the Holder in exercising any right or remedy under this Note or otherwise available to the Holder shall not be deemed to be a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy.  The undersigned shall pay all reasonable costs and expenses incurred by the Holder in connection with the enforcement of this Note (regardless of the particular nature of such costs and expenses and whether incurred before or after the initiation of suit or before or after judgment), including, without limitation, court costs and attorneys’ fees and costs.

        5.        Security. This Note shall be secured by a Utah Deed of Trust (the "Deed of Trust") on the undersigned's residential property owned by the undersigned and located in the State of Utah and a mortgage or deed of trust on the undersigned's residential property located in the State of Colorado.

        6.         Miscellaneous.  The undersigned and all endorsers, guarantors, sureties, accommodation parties and other persons at any time liable for all or any portion of the indebtedness evidenced by this Note consent to all extensions of time, renewals, waivers or modifications that may be granted by the Holder with respect to the payment or other provisions of this Note, the release of all or any portion of any security given in connection with this Note, with or without substitution, and the release of any party liable under this Note. If this Note is executed by more than one person, each of such persons shall be jointly and severally liable for all of the obligations evidenced by this Note.  Time is of the essence with respect to all obligations of the undersigned under this Note.  The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note.  The terms of this Note shall bind the undersigned and inure to the benefit of the Holder and its respective heirs, successors, assigns and legal representatives.  The Holder may, in its sole discretion, assign part or all of its interest under this Note at any time or from time to time.  This Note shall be governed by Utah law. This Note, the Deed of Trust and any other written agreement entered into in connection with this Note are a final expression of the agreement between the Holder and the undersigned and may not be contradicted by evidence of any alleged oral agreement.

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         THE UNDERSIGNED has executed and delivered this Note on the date set forth below.

Date: October 25, 2001	/s/ Lori H. Bush LORI H. BUSH